UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/17/2006

EARTHLINK, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15605

Delaware	58-2511877
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 815-0770
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

2006 Bonus Plan

On February 17, 2006, the Compensation Committee (the "Compensation Committee") of the Board of Directors of EarthLink, Inc. (the "Company") established the performance measures for the fiscal 2006 bonus plan for the Company's executive officers, excluding its chief executive officer. For each named executive officer other than the chief executive officer, the Compensation Committee established a target cash incentive bonus ranging from 50% to 60% of eligible earnings, as established in advance for such officer as a part of his annual arrangement. The executive officer bonus plan adopted by the Compensation Committee provides for threshold (50%), target (100%) and maximum (150%) bonus payouts tied to the Company's performance in 2006 in the areas of consolidated revenues and earnings before interest and taxes of its core access services as well as the performance of the Company's growth initiatives. The bonus plan also contains an individual performance factor to be taken into account when allocating bonuses to each of the executive officers. The final bonus amounts paid, if any, shall be determined by the Compensation Committee based on achievements of the performance measures and the individual performance factors. Any bonus payments under the executive officer bonus plan will be paid in one lump sum payment shortly after the end of the 2006 fiscal year.

Deferred Compensation Rule Amendments

On February 17, 2006, the Compensation Committee approved amendments and restatements of the Change-in-Control Accelerated Vesting and Severance Plan, the Executives' Position Elimination and Severance Plan and the Deferred Compensation Plan for Directors and Certain Key Employees. These plans were amended and restated in order to comply with the new deferred compensation rules of Internal Revenue Code Section 409A.

Copies of the amended and restated Change-in-Control Accelerated Vesting and Severance Plan, the Executives' Position Elimination and Severance Plan and the Deferred Compensation Plan for Directors and Certain Key Employees are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively.

SAR Agreement

On February 17, 2006, the Compensation Committee approved the Appreciation Rights Agreement for Thomas E. Wheeler, one of the Company's directors. The economic terms of this Agreement are outlined in the EarthLink Board of Directors Compensation Plan, which was most recently amended and approved by the Compensation Committee on January 23, 2006 and filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated January 23, 2006.

A copy of the Appreciation Rights Agreement for Thomas E. Wheeler is attached hereto as Exhibit 10.4.

Item 9.01.    Financial Statements and Exhibits

(c)         Exhibits

Exhibit No.       Description

10.1                Change-in-Control Accelerated Vesting and Severance Plan, amended and restated February 17, 2006.
10.2                Executives' Position Elimination and Severance Plan, amended and restated February 17, 2006.
10.3                Deferred Compensation Plan for Directors and Certain Key Employees, amended and restated February 17, 2006.
10.4                Appreciation Rights Agreement for Thomas E. Wheeler, dated February 17, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.

Date: February 24, 2006	By:	/s/ Kevin M. Dotts
Kevin M. Dotts
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Change-in-Control Accelerated Vesting and Severance Plan, amended and restated February 17, 2006.
EX-10.2	Executives' Position Elimination and Severance Plan, amended and restated February 17, 2006.
EX-10.3	Deferred Compensation Plan for Directors and Certain Key Employees, amended and restated February 17, 2006.
EX-10.4	Appreciation Rights Agreement for Thomas E. Wheeler, dated February 17, 2006.